SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of March 2, 2009 between FirstFlight, Inc., a Nevada corporation (“FirstFlight”), Airborne, Inc., a New York corporation (“Airborne”), John H. Dow, an individual (“J. Dow”), and Daphne Dow, an individual (“D. Dow” and together with J. Dow the “Shareholders”).

WHEREAS, J. Dow owns 1,251,667 shares of common stock, $0.001 par value (“FF Common Stock”), of FirstFlight, D. Dow owns 1,166,667 shares of FF Common Stock, the Shareholders jointly own 1,000,200 shares of FF Common Stock, J. Dow owns options to purchase 500,000 shares of FF Common Stock and the Shareholders jointly own warrants to purchase 600,000 shares of FF Common Stock (collectively, the “FirstFlight Securities”);

WHEREAS, FirstFlight owns 20,000 shares of common stock, no par value (collectively, the “A Common Stock”), of Airborne;

WHEREAS, Airborne owns and operates an aircraft management and charter business under the name “FirstFlight” as well as an aircraft brake and wheel service business and insurance business through B&F Brake and Wheel Service, Inc. and Margeson &Associates, Inc., wholly owned subsidiaries of Airborne (collectively the “Businesses”);

WHEREAS, the Shareholders desires to assign, transfer and deliver to FirstFlight, and FirstFlight desires to acquire and accept from the Shareholders, the FirstFlight Securities; and

WHEREAS, in consideration thereof, FirstFlight desires to assign, transfer and deliver to the Shareholders, and the Shareholders desire to acquire and accept from the FirstFlight, the A Common Stock.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, Shareholders and FirstFlight hereby agree as follows:

1.           Exchange.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, simultaneously with the execution  of this Agreement, (a) the Shareholders shall, jointly and severally, assign, convey, transfer and deliver to FirstFlight all of their right, title and interest in, to and under the FirstFlight Securities, free and clear of all material liens, encumbrances, security interests and mortgages (“Liens”) (other than (i) those arising as a result of the delivery of the FirstFlight Securities to FirstFlight or arising out of actions taken by FirstFlight) or (ii) those arising under applicable securities laws and (b) in consideration thereof, FirstFlight shall assign, convey, transfer and deliver to the Shareholders all of its right, title and interest in, to and under the A Common Stock, free and clear of all Liens (other than (i) those arising as a result of the delivery of the A Common Stock to the Shareholders or arising out of actions taken by the Shareholders or (ii) those arising under applicable securities laws).

2.           Closing

(a)           Time and Place.  The closing of the transactions contemplated by this Agreement shall take place at the offices of Wachtel & Masyr, LLP, 110 East 59 Street, New York, NY simultaneously with the execution of this Agreement.

(b)           Delivery by the Shareholders.  At the closing of the transactions contemplated hereby (the “Closing”), the Shareholders will deliver to FirstFlight stock certificates and other instruments evidencing the FirstFlight Securities, in each case duly endorsed in blank or accompanied by an appropriate instrument of transfer duly endorsed in blank, together with any other documents that are necessary for FirstFlight to acquire record and beneficial ownership of the FirstFlight Securities.

(c)           Delivery by FirstFlight.  At the Closing, FirstFlight will deliver to Airborne stock certificates and other instruments evidencing the A Common Stock, in each case duly endorsed in blank or accompanied by an appropriate instrument of transfer duly endorsed in blank, together with any other documents that are necessary for the Shareholders to acquire record and beneficial ownership of the A Common Stock.

3.           Representations and Warranties of FirstFlight.  FirstFlight represents and warrants to the Shareholders as follows:

(a)           Authorization; Enforcement.  FirstFlight has all requisite power and authority to authorize, execute, deliver and perform this Agreement.  The execution, delivery and performance by FirstFlight of this Agreement, and the consummation by FirstFlight of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of FirstFlight and no further consent or authorization therefor is presently required by FirstFlight.  This Agreement has been duly and validly executed and delivered by FirstFlight and constitutes the valid and binding obligations of FirstFlight, enforceable against FirstFlight in accordance with its terms.

(b)           No Conflicts.  None of the execution, delivery or performance of this Agreement by FirstFlight will result in any material breach of, or constitute a material default under, any (x) material contract, agreement or instrument to which FirstFlight is a party or by which it or any of its assets is bound or (y) material law or regulation to which FirstFlight or any of its assets is subject.

(c)           Consents; Approvals.  Other than filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), neither the execution, delivery or performance by FirstFlight of this Agreement, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any governmental entity or any other person.

(d)           Ownership of the FirstFlight Securities.  The A Common Stock constitutes all of the issued and outstanding shares, interests, participations, rights in or other equivalents of Airborne’s capital stock and upon the closing of the share exchange described in this Agreement the Shareholders shall be the sole owners of any outstanding equity interest in Airborne.  FirstFlight owns the A Common Stock free and clear of all Liens other than (x) those arising as a result of the delivery of the A Common Stock Shares to the Shareholders or arising out of actions taken by the Shareholders and (y) those arising under applicable securities laws.

(e)           Business Assets. Airborne owns all of the assets set forth on the balance sheet dated December 31, 2008 (collectively the “Assets”) attached hereto as Exhibit A, subject to the liabilities recorded therein (collectively the “Liabilities”).  The Assets represent substantially all of the assets Airborne utilizes in the conduct of the Business.  Upon closing of the transaction described in this Agreement, Airborne shall own substantially all of the Assets, subject to the Liabilities, any increase or decrease since December 31, 2008 having occurred in the ordinary course of business.  In the event the parties shall discover subsequent to closing any assets that either have been utilized by Airborne in the conduct of the Business or should have in the ordinary course of business been included as an Asset but were not, the parties shall utilize their best efforts to have the title to those omitted assets transferred to Airborne.

(f)           Name First Flight. FirstFlight has exclusive proprietary and ownership rights to the name “FirstFlight.”  Within six months after the closing of the share exchange described in this Agreement, FirstFlight shall take such steps as are necessary to change its name and shall simultaneously convey all of its right, title, and interest in and to the name FirstFlight to Airborne.

4.           Representations and Warranties of the Shareholders.  The Shareholders, jointly and severally, represent and warrant to FirstFlight as follows:

(a)           Capacity; Enforcement.  Each Shareholder has full legal capacity to execute, deliver and perform this Agreement.  This Agreement has been duly and validly executed and delivered by Shareholders and constitutes the valid and binding obligations of the Shareholders, enforceable against the Shareholders in accordance with its terms.

(b)           No Conflicts.  None of the execution, delivery or performance of this Agreement by the Shareholders will result in any material breach of, or constitute a material default under, any (x) material contract, agreement or instrument to which any of the Shareholders is a party or by which it or any of their respective assets is bound or (y) material law or regulation to which the Shareholders or any of their respective assets is subject.

(c)           Consents; Approvals.  Other than filings required pursuant to the Exchange Act, neither the execution, delivery or performance by the Shareholders of this Agreement, nor the consummation by it of the obligations and transactions contemplated hereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any governmental entity or any other person.

(d)           Ownership of the FirstFlight Securities.  Shareholders collectively own the FirstFlight Securities free and clear of all Liens other than (x) those arising as a result of the delivery of the FirstFlight Securities to FirstFlight or arising out of actions taken by FirstFlight and (y) those arising under applicable securities laws.

(e)           Other Acknowledgments.  The Shareholders, jointly and severally, represent, acknowledge and confirm as of the date of this Agreement with respect to the transactions contemplated hereby or when agreeing to any other matter with FirstFlight that:

(i)           Each Shareholder (A) is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this Agreement and the transactions contemplated hereby, (B) is able to bear the risks attendant to the transactions contemplated hereby for an indefinite period, (C) is dealing with FirstFlight on a professional arms’-length basis and neither FirstFlight nor any of its affiliates or representatives is acting as a fiduciary or advisor to the Shareholders with respect to this Agreement and any of the transactions contemplated hereby, (D) has expertise in assessing tax, legal, jurisdictional and regulatory risk, and (E) is acquiring the A Common Stock on an “As Is Where Is” basis without any representation or warranty of any kind, express or implied, except as is set forth in Section 3 hereof.

(ii)           Each Shareholders has been, and will continue to be, solely responsible for making his or her own independent appraisal of and investigations into, and in connection with this Agreement and the transactions contemplated hereby it has made such an independent appraisal of and investigation into, the financial condition, creditworthiness, affairs, status and nature of Airborne and FirstFlight and their respective related companies and neither of them has relied, and will not hereafter rely, on FirstFlight or any affiliate, representative or agent of FirstFlight or any other third party with respect to such matters or to update them with respect to such matters or to keep such matters under review on their behalf.  In addition, without limiting the foregoing, the Shareholders have not relied, and will not hereafter rely, on FirstFlight or any affiliate, representative or agent of FirstFlight or any other third party with respect to information relating to or in any way affecting the A Common Stock, the FirstFlight Securities, the business and operations of Airborne or FirstFlight or the decision of exchange the FirstFlight Securities for the A Common Stock.

(iii)           The Shareholders are receiving the transfer of the A Common Stock hereunder for investment purposes, and not with a view to, or for a resale in connection with, any distribution of the A Common Stock.  The Shareholders have not entered into any agreement, contract, understanding or commitment to and has no present intention to offer, sell, transfer or otherwise dispose of any portion of the A Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance and has not offered for sale or entered into any negotiations for the sale or transfer of any of the A Common Stock.

(iv)           The Shareholders understand that the A Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the certificates evidencing such shares bear a legend to that effect.

(v)           Shareholders acknowledges that in connection with its investment in Airborne, FirstFlight and its affiliates, representatives or agents may have possession of material non-public information that could have a bearing on the price or valuation of the A Common Stock and the FirstFlight Securities, but which FirstFlight and their affiliates, representatives or agents are not permitted to disclose and/or shall not disclose to the Shareholders.  Each Shareholder acknowledges and agrees that FirstFlight and its affiliates, representatives and agents shall have no obligation whatsoever to, and that FirstFlight shall have no obligation whatsoever to cause such affiliates, representatives or agents to, disclose any such information to the Shareholders and the Shareholders hereby waive any rights to receive such information and forever waive, to the maximum extent permitted by law, on its own behalf and on the behalf of its affiliates, successors and assigns, any claims or remedies arising out of or relating to any such non-disclosure.

(f)           Accredited Investor.  Each Shareholder is an “accredited investor,” as that term is defined in Regulation D promulgated under the Securities Act.

5.           Assumption of Leases.  Upon and subject to the conditions of this Agreement, simultaneously with the execution of this Agreement, FirstFlight shall assign and transfer to Airborne, and Airborne shall take assignment of, all of FirstFlight’s right, title and interest in, to and under the leases of the IST Center and 236 Sing Sing Road, to the extent relating to the period subsequent to the Closing.

6.           Indemnification.  FirstFlight shall indemnify Airborne and the Shareholders, in respect of, and hold each of them harmless from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any litigation resulting from claims made by Terry Kelley, Gary Hart, Richard Hodkinson, Bruce McNeely or their Affiliates against Airborne or the Shareholders.  Airborne shall indemnify FirstFlight, its shareholders, directors and officers, in respect of, and hold each of them harmless from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the business and operations of Airborne after the Closing.  Any party required to indemnify another party pursuant to this Section 6 shall reimburse each party entitled to indemnification for all expenses (including reasonable counsel fees and disbursements) as they are incurred by such indemnified party in connection with investigating and preparing or defending any action, suit, proceeding or investigation.  “Loss” means any and all damages, fines, fees, taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any claim made by a Person not a party hereto and (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

7.           Miscellaneous.

(a)           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.  This Agreement supersedes any prior agreement or understanding among them, and may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto, or their respective successors or assigns, or otherwise as provided herein.  Without limiting the foregoing, with respect to the transactions contemplated by this Agreement and the subject matter of this Agreement, neither the Shareholders and their affiliates nor FirstFlight and its affiliates make any representations or warranties other than those explicitly set forth in this Agreement.

(b)           Choice of Law.  EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(c)           Jurisdiction.  The parties hereto agree that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of New York.  Each of parties hereto hereby irrevocably and unconditionally consents and submits to the exclusive personal jurisdiction of any court in the State of New York in respect of any such proceeding.  Each of the parties hereto consents to service of process upon such party with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules.  Each of the parties hereto waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that such party may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum.

(d)           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iii) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH HEREIN.

(e)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.  Except for the provisions of Section 5, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(f)           Amendments.  Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

(g)           Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Shareholders or FirstFlight without the prior written consent of the other parties.

(h)           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered, or if mailed (registered or certified mail, postage prepaid, return receipt requested), on the third (3rd) business day following mailing as follows:

If to Shareholders:
Daphne Dow and John Dow
98 Willowbrook Drive
Auburn, New York 13021
Tele: 315-253-6299
Cell: 607-742-3059

with a copy to:
Richard D. Keyser
Keyser, Maloney, & Winner, LLP
HSBC Building 2nd Floor
150 Lake Street
Elmira, New York 14901
Tele: 607-734-0990

If to FirstFlight:
101 Hangar Road
Avoca, PA 18641
Fax: 570-414-0517
Attention: Ron Ricciardi

(i)           Headings.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

(j)           Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

(k)           Waivers.  No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

(l)           Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

(m)           Further Assurances.  The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

(n)           No Recourse Against Others.  No director, officer, partner, employee, owner, representative, agent, heir, executor, administrator, stockholder, or controlling person, as such, of Shareholders shall have any liability hereunder or for any obligations of Shareholders, in respect of the Shares or for any claim based on, in respect or by reason of, such obligations or their creation or this Agreement.  Each party, by execution of this Agreement, waives and releases all such persons for all such liabilities.

IN WITNESS WHEREOF, Shareholders and FirstFlight have executed this Agreement as of the date first above written.

FIRSTFLIGHT, INC.

By: /s/ Ronald J. Ricciardi
Name: Ronald J. Ricciardi
Title: Vice Chairman

AIRBORNE, INC.

By: /s/ John H. Dow
Name: John H. Dow
Title: President

/s/ John H. Dow
JOHN H. DOW

/s/ Daphne Dow
DAPHNE DOW